UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Eric T. McKissack of Chicago, Illinois became a member of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) on February 23, 2021. The Board appointed Mr. McKissack to fill the vacancy created by the unexpected death of former Board member W. David Hemingway in November 2020. Mr. Hemingway was elected to the Board by the holders of Farmer Mac’s Class A voting common stock in May 2020 for a term ending on the date of Farmer Mac’s next annual meeting of stockholders in May 2021. Mr. McKissack will serve the unexpired portion of that term and will also be on the slate of individuals recommended by the Board for election in May 2021. Under Farmer Mac’s statutory charter, Farmer Mac’s Board consists of fifteen members: five elected each year by the holders of Class A voting common stock, five elected each year by the holders of Class B voting common stock, and five appointed by the President of the United States with the advice and consent of the U.S. Senate. The Board has appointed Mr. McKissack to serve on the Board’s Audit Committee, Enterprise Risk Committee and Financial Risk Committee.

Mr. McKissack, age 67, is the founder and former CEO of Channing Capital Management, LLC, an institutional investment advisory firm. He retired from the firm in December 2019 after 16 years and currently serves as CEO Emeritus. Prior to founding Channing Capital Management, Mr. McKissack served as vice chairman and co-chief investment officer of Ariel Capital Management (now known as Ariel Investments). Before joining Ariel Capital Management in 1986, he worked for five years as a research analyst for First Chicago and First Chicago Investment Advisors. Since 2011, Mr. McKissack has been the chair of the board of FlexShares, a family of publicly-traded ETF funds managed by Northern Trust, where he also serves on the audit and governance committees. He is also an independent trustee on the board of Morgan Stanley Pathway Funds where he chairs the governance committee. Mr. McKissack received a BS in Management from Massachusetts Institute of Technology and an MBA from the University of California at Berkeley. He also holds the Chartered Financial Analyst® designation.

There are no arrangements or understandings between Mr. McKissack and any other persons pursuant to which he was selected as a director of Farmer Mac. There are also no family relationships between Mr. McKissack and any director or executive officer of Farmer Mac, and Mr. McKissack has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

As a member of the Board, Mr. McKissack will receive a pro rata portion of the equity grant awarded to other members of the Board in March 2020 that will vest on March 31, 2021. Mr. McKissack will also receive compensation as a director of Farmer Mac beginning on February 23, 2021 in the form of a pro-rated annual retainer payable quarterly, as described more fully in “Compensation of Directors” in Farmer Mac’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2020, which section is incorporated in this report by reference.

On February 24, 2021, Farmer Mac issued a press release to announce the appointment of Mr. McKissack as a new director of Farmer Mac. A copy of that press release is attached to this report as Exhibit 99 and is incorporated in this report by reference. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits

99	Press Release dated February 24, 2021
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: February 24, 2021